Exhibit 10.18 Office Services Agreement between us and The Centre for Premier
              Suites and Business Services, Inc.

OFFICE SERVICES AGREEMENT

This is the office services agreement ("Services Agreement") between the undersigned client(s) ("Client") whose name(s) and address are included below the Client's signature and The Centre for Premier Suites and Business Services,
Inc. ("The Centre") whose name and address appear below The Centre's signatures, which covers the Services Agreement described in the basic package description on the reverse side of this Services Agreement. THIS SERVICES AGREEMENT IS NOT A
LEASE OR A RENTAL AGREEMENT. CLIENT MAY NOT SUBLEASE, ASSIGN OR ENCUMBER THE
OFFICE USED FOR ANY REASON. Client initials __

1. BASIC OBLIGATIONS AND UNDERSTANDINGS

A. Contract Terms. The Services Agreement becomes effective on November 10,
2003. Should the beginning date not be the first of the month, then the Contract
Charges will be pro-rated for that initial, partial month, but the Services
Agreement term will be calculated from the first day of the following month.
This Services Agreement is for a term of 6 full calendar months ending on May
31, 2004.

B. Monthly Contract Charges. Client will pay to The Centre $1895.00 per month for 6 months (totaling $11,370.00) "Contract Charges," for the included services set out below. The Contract Charges are payable monthly, in advance, and are due on the first day of each month without notice by The Centre.

C. Late Charges and NSF Charges. Should The Centre not receive the monthly payments due by the fifth (5th) day of the month in which such fee(s) are due and payable, Client shall pay to The Centre a late charge of ten percent (10%)
of the amount which is past due or $25, whichever is greater.
Client also agrees to pay when billed a Service Charge of $25 for any check, instrument or electronic funds transfer debt which is returned to The
Centreunpaid for any reason, including but not limited to non-sufficient funds.

D. Waiver of Rights. Acceptance by The Centre of a late payment of Contract
Charges from Client shall not constitute nor be deemed a waiver of The Centre's right to demand any late charges due and owing or to declare a default pursuant to the terms of this Services Agreement.

E. Use of Office. During the term of this Services Agreement, Client may have the exclusive use of Office Number 25/26/27 located at 300 Village Green Circle,
Suite 201, Smyrna/Atlanta, Georgia 30080. Client shall use its office(s) and all related facilities only and exclusively as a business office. Client shall not conduct or cause to be conducted any illegal activities or engage in any illegal behavior.

F. Damage, Loss or Danger to The Centre. Client shall not use its office or the related facilities, to store or use anything which may result in or create a fire hazard, theft hazard, safety hazard, cause excessive noise, create an unwanted smell or odor, use above normal amounts of electricity, create a nuisance, cause an increase in The Centre's insurance premiums or cause the cancellation of The Centre's insurance policies, or offend The Centre or any of its employees or other clients. (SEE para. 1.T. below, also)

G. Multiple Occupancy Usage. It is understood and agreed that the aforesaid
Contract Charges are based on the use of Office Number 25/26/27 for one person(s) only, unless agreed to in writing The Centre. client will be billed an additional Contract Charge of 25% of the total monthly contract charges per month set forth in this Services Agreement for any additional person(s) who is determined by The Centre to be utilizing said office on a continuing basis
(other than client), without prior written consent.

H. Cleaning Fee(s). Should this Services Agreement be for a term of less than twelve (12) months, Client shall pay a Cleaning Fee equal to $125 to cover the cost of carpet cleaning and repainting of the office as outlined in this
Services Agreement.

I. Office Inspection and Entry. The Centre, landlord and building management and security have the right to enter said office (without prior written permission from Client) for the purposes of maintenance, safety, cleaning, showing the office to prospective clients and in the course of providing services requested by the Client, including entry by a master pass key. Whenever possible, Client will be provided notice and given the opportunity to grant permission.

J. Non-smoking/Drug-Free Offices. The Centre supports a smoke free and drug free working environment. Client shall not smoke nor permit any smoking in any part of The Centre or the office building that is not designated as a "smoking area."

K. Office Relocation. The Centre may relocate the Client, at The Centre's sole discretion, to another office on the same floor, and such office shall be of similar size and exhibit similar amenities as the office from which the Client was relocated. In the event of such relocation, The Centre shall provide Client with thirty (30) days advance notice, and will reimburse Client all reasonable costs incurred by Client for such move, not to exceed $N/A.
In the event such notice is to comply with The Centre's landlord to relocate The
Centre, Client will be notified by The Centre within 48 (business) hours of receipt of such notice by The Centre and be provided all pertinent relocation information soon thereafter but no less than thirty (30) days prior to relocation.

L. Alterations to Office. Client will not make any alterations to its office unless it obtains prior written approval from The Centre who must request such alterations be approved by The Centre's landlord. Approval may be conditioned on: a) agreement that improvements will remain the property of The Centre, even at the termination of this Services Agreement; b) Client making a deposit; c)
agreement by Client to return the office to its original condition upon vacating or d) any or all of the above.

M. Use of Personal Office Equipment. Other than a personal computer, desktop printer or small desktop equipment, Client will not bring any office equipment onto the premises without prior written consent from The Centre.

N. Use of Competing Business Services. Client acknowledges and understands that in order for both the Client and The Centre to be successful and a continuing business, Client will not cause to bring in any secretarial or support personnel of Client's to use or work within the office space desigated for Client, whether full or part time or volunteer, during normal business hours or after hours, without advance written approval from The Centre.

O. Solicitation of The Centre Employees. Client acknowledges and agrees that recruiting, hiring and training employees can be time-consuming and expensive.
During the term of this Services Agreement and continuing for a period of one
(1) year after the termination of this Services Agreement, Client shall not recruit nor hire any current employee of The Centre or any person who has been employee of The Centre during the term of this Services Agreement. Should the
Client violate the provisions of this paragraph, Client agrees to pay The Centre an employment fee equal to 20% of the hired employee's gross wages with The
Centre plus benefits (calculated at current rate for replacement of employee.)

P. Retainer Fee. Client shall pay an amount equal to one month's Contract
Charges as set forth in this Services Agreement payable in advance by Client to
The Centre at the time on initial execution of this Services Agreement.

Q. Early Termination. Should Client vacate aforesaid office prior to expiration of this Services Agreement, or if Client commits an event of default, or if this
Services Agreement is terminated in any manner prior to its expiration date without written consent of The Centre, then, in such event, the retainer fee shall have been forfeited by Client to The Centre and applied, in whole or in part, toward damages incurred by The Centre as a result of such early termination, expiration or default. This retainer is not considered a part of the first or last month's Contract Charges without the expressed written consent of The Centre, such permission not to be unreasonably withheld.

R. Default. Client will be in default under this Services Agreement if:
1) Any information in my Contract Application is false or misleading;
2) Client fails to make any payments when due;
3) Client fails to keep any other stipulations as outlined in this Services
   Agreement;
4) Client assigns any of Client's rights under this Services Agreement;
5) Client or any guarantor of Client's obligations make assignments for benefit of creditors, become the subject of any insolvency or bankruptcy proceeding, become dissolved, become incompetent or die.

S. Remedies for Default. The Centre may do any or all of the following without giving the Client advance notice, other than any notice which may be required by applicable law:
1) Immediately take any reasonable measures designed either to correct the default or to save The Centre from loss, in which case Client will pay The
   Centre immediately for the costs and expenses incurred, for example if Client should cause damage, loss or danger as outlined in paragraph 1.F. above and
   The Centre incurs additional expenses to cure such default, Client will pay
   The Centre upon request the amount due;
2) Immediately take possession of the office and all property in Client's office or stored for Client, pursuant to the provisions of this Services Agreement;
3) Immediately terminate this Services Agreement and cease providing Client with any and all services;
4) Declare that Client's termination liability be accelarated and Client agrees to pay all sums of this Services Agreement immediately;
5) Deny access to the office by Client and deny any use of any of the services, including but not limited to, disconnection of all telecommunications lines
   (see para. 2.B.8 below, also);
6) Apply the retainer fee to any amounts Client owes; and
7) Pursue any other remedy permitted by law.
To the extent permitted by applicable law, Client agrees to pay for any other reasonable cost incurred by The Centre as a result of the default, including but not limited to interest on any unpaid balances, all damages, repairs, including but not limited to "rekeying" office), storage, collection and legal costs, including reasonable attorney's fees and court costs.

T. Indemnity, Liens and Claims. Client agrees that no liens, encumbrances or claims will be made on this Services Agreement, The Centre and its facilities and said Client office(s) to anyone. Client will hold The Centre harmless and indemnify The Centre for all liability, loss and expenses arising from the use, condition or ownership of any property or equipment on premises, including but not limited to The Centre's facilities, building facilities and the parking lot facilities, by obtaining a general liability insurance policy, with a limit of
$1,000,000 per occurrence, and naming The Centre as additional insured. Client will provide The Centre a certificate as proof, showing 30 day notice of cancellation.

2. General

A. Waiver By The Centre. Client acknowledges and understands that:
1) The Centre's waiver of any default or failure to insist upon keeping of any of the terms of this Services Agreement by the Client will not be a waiver of any of the terms of this Services Agreement or bar The Centre's actions on future defaults;
2) The Centre has no obligation to provide any additional services for any reason to Client unless agreed to by both The Centre and Client;
3) The Centre can assign this Services Agreement, all amount)s) the Client owes
   The Centre and all of The Centre's interests without the Client's consent;
   and
4) Client has had an opportunity to read the basic obligations and terms as set forth in this Services Agreement. Should Client later assert any ambiguities in this Services Agreement, the ambiguities will be interpreted in favor of
   The Centre.

B. Expiration of Services Agreement. Client agrees that:
1) Upon sixty (60) days prior to the expiration of this Services Agreement,
   Client shall notify The Centre, in writing, Client's intention to renew or extend this Services Agreement.
2) If Client fails to give written notice pursuant to this paragraph, The
   Centre, at its sole option and discretion, may continue this Services
   Agreement as a one year contract, at its current contract charges plus five percent (5%).
3) If Client fails to vacate premises in a timely manner (by midnight of the last day of this Services Agreement), The Centre, at its sole option and discretion, may continue this Services Agreement as a one year contract, at its current contract charges plus five percent (5%).
4) At the expiration or termination of this Services Agreement, Client shall promptly vacate the premises in the same condition as when it was first occupied by the Client, normal "wear and tear" excepted, return all keys to
   The Centre and provide a forwarding address and telephone number.
5) Should Client vacate the office space designated to the Client by this
   Services Agreement, or upon expiration or termination of this Services
   Agreement, Client agrees to remove all personal property, including but not limited to, files and personal office equipment within ten (10) days from the date of such vacancy.

            (THE PROVISIONS OF THIS SERVICES AGREEMENT ARE CONTINUED
                              ON THE REVERSE SIDE.)

   Client further acknowledges and understands that in such event that said personal property is not removed timely, then it shall be deemed abandoned by the Client, and The Centre, at its sole discretion, may dispose of said personal property. Client agrees to pay for any costs incurred by The Centre to remove any of Client's personal property.
6) It is the Client's responsibility to notify all parties of Client's new address. Mail will be forwarded by The Centre to Client at its new address for a period of thirty (30) days, and The Centre will bill Client for any new postage plus a  $2.00 handling fee.
7) In the absence of a forwarding address and agreed arrangements as outlined above, all mail will be marked, "Return to Sender."
8) At the expiration or termination of this Services Agreement, The Centre will provide telephone answering services for a period of thirty (30) days at the current services fee for answering service, for the purpose of informing callers of Client's new telephone number. Client will have access to voice mail and is responsible for checking it for any messages. Thereafter, and for a period of no more than sixty (60) additional days, The Centre will record a message in Client's voice mail box informing callers of Client's new telephone number, and all calls will ring directly to the voice mail box 24 hours a day, at the current services fee for voice mail, and accessibility by Client of voice mail will discontinue.
9) In the absence of any of the above or any alternative arrangement made in writing, or in the event of unpaid account balances, The Centre will record a message stating that the number dialed is no longer a working number.

3. CONTRACT CHARGES AND PAYMENT CALCULATIONS

The Contract Charges for Client shall include those items identified as
"Packages" below and the Client acknowledges same by Client's approval intitials, indicated in this paragraph: (Client's initials ___.)

The Contact Charges include:

A. Basic Package
Basic Package Item No. 1. is subject to a 5% increase at the end of each calendar year as additional basic package charges. Client's initials: ___
1.  Use of Office Number 25, 26 & 27             $ 1845.60
2.  Included Services (see para. 4.A)            $ _______

B. Telecommunications Package
3.  Main telephone number TBD                    $   91.80
    Use of telephone station (included above)
    Use of first voice mail box (included above
4.   2 Additional telephone instruments          $  150.05
5.  __ Additional voice mail boxes               $ _______
6.  __ Additional voice lines                    $ _______
7.  __ Additional data lines                     $ _______
8.  __ Calling cards                             $ _______

C. Furniture and Office Equipment Package
9.   1 Executive Desks                           $ _______
10. __ Secretarial Desks                         $ _______
11.  1 Credenzas                                 $ _______
12.  4 Desk Chairs (Three Leather) One Cloth     $ _______
13. __ Guests Chairs                             $ _______
14.  1 2-Drawer lateral files                    $ _______
15. __ 4-Drawer lateral files                    $ _______
16. __ 2-Drawer Standard File Cabinet            $ _______
17. __ 4-Drawer Standard File Cabinet            $ _______
18.  2 Artwork (Ship Painting & Floral)          $ _______  N/C (CPS)
19.  1 Other (specify below) U-Shape Executive   $ _______
       Desk and Bookcase Hutch                   $ _______
     2 Lamp; Floor Mats                          $ _______
Less: Agreed Discount                            $ (251.85)

TOTAL MONTHLY CHARGES:                           $ 1895.00
                                                 =========
NOTE: Contract Charges may increase as Client requests additional furniture, equipment and/or services, and may by attached as an additional Schedule to this
Services Agreement at any time during the term of this contract.

E. Variable Charges. Charges to Client for additional business services (as listed on the attached schedule - SUBJECT TO CHANGE WITHOUT NOTICE - will be billed monthly and are payable ten (10) days from the date of invoice. These variable charges are also subject to late charges as outlined in paragraph 1(C)
"Late Charges and NSF Charges."

D. Additional Services. Additional Services are available at the rates as established by The Centre from time to time and are subject to change without notice. - Client initials __
Any requests for additional services by Client will be billed to the Client by
The Centre at a rate of $50 per hour, or as set forth by The Centre (i.e. in particular HVAC systems).

4. DEFINITIONS

A. Basic Package. The Basic Package includes the following services per office per month (see para. 3.A.2. "Included Services.")
Weekdays from 8:30 a.m. to 4:58 p.m.:
(1) Use of lobby and front office area
(2) Daily office HVAC, lighting and equipment
(3) Telephone answering service
(4) Eight (8) hours per month of
(5) Incoming mail and package handling
(6) Daily janitorial services with all utilities as deemed appropriate by building landlord.

Available 8 1/2 hours a day - Seven (7) days a week:
(1) Individual office use
(2) Copier and office equipment
(3) Common areas of The Centre
(4) Kitchen facilities, including appliances and equipment
(5) Free parking for Client, and visitors

B. Telecommunications Package. The Centre shall make available to client, a telecommunications package which may consist of some combination of telephone numbers, lines, optional features such as voice mail, long distance, calling cards and directory listings.
All components of the telecommunications package including any telephone numbers used by Client shall remain at all times the property of The Centre and Client shall acquire no rights or claims of possession or ownership in such components except as may be authorized and specified, in writing, by The Centre.
In the event that any toll fraud, or illegal use or misuse of these telecommunications services or equipment is traceable to Client, or such fraud, illegal use or misuse is traceable to telecommunications services and/or equipment employed and used by Client, then in such event, Client shall immediately pay and reimburse The Centre for all charges and costs associated with and flowing from - whether directly or indirectly - such fraud, illegal use or misuse. Such actions may include, but is not limited to, unauthorized use of calling cards or telephone lines. In the event of such fraud, illegal use or misuse occurs, The Centre may, at its sole discretion, immediately terminate this Service Agreement, including but not limited to disconnecting any and all telecommunications lines.

C. Furniture and Office Equipment Package. All furniture and office equipment supplied to Client for its exclusive use shall be returned to The Centre at the expiration of this Services Agreement in the same condition as first delivered to Client, normal "wear and tear" excepted. Should any repairs become necessary,
The Centre will cause the repairs to be made and, if repairs are deemed to be caused by Client's misuse, abuse or neglect, the repair charges plus $10 will be billed to Client's account. Client shall not make any repairs to any furniture or office equipment supplied by The Centre to Client, or cause any repairs to be made to such furniture and equipment, except only upon the advance written authorization and approval by The Centre.

5. OTHER PROVISIONS

A. Authorized Agent for The Centre. Until and unless written notice is provided to the Client, persons who have authority to act on the behalf of The Centre is its President and/or its Vice President-Chief Financial Officer.

B. Addresses of Record and Client Contact. Notices to the Client shall be sent to the address of the office designated in this Services Agreement, unless the
Client provides notice of another address, in writing and on Client's company stationary. Client will send all notices to The Centre at the address listed with the signatures below.

The Client contact person is: G. Girdler. In the event of any default, expiration or termination of this Services Agreement, The Centre will notify the contact person with regard to delivery of all mail, telephone messages, personal property, etc., unless otherwise notified by the Client, in writing and on
Client's company stationary.

C. Entire Agreement. This Services Agreement and all accompanying Schedules constitutes the entire agreement between the Client and The Centre and supersedes all prior agreements and understandings, including all proposals, letters of intent and similar documents.

D. Notice to Client. READ BOTH SIDES OF THIS SERVICES AGREEMENT BEFORE SIGNING
IT. CLIENT IS ENTITLED TO A COMPLETED COPY OF THIS SERVICES AGREEMENT.
WHEREAS, BOTH PARTIES HAVE READ AND RECEIVED A COMPLETED COPY OF THIS SERVICES
AGREEMENT BEFORE SIGNING BELOW AND HAVE AGREED THAT THERE ARE NO ORAL OR WRITTEN
TERMS OR CONDITIONS OTHER THAN THOSE INCLUDED IN THIS DOCUMENT.

Signed this 10th day of November, 2003 at 300 Village Green Circle, Suite 201,
Smyrna (city), GA (state).

The Centre for Premier Suites and Business Services, Inc.
300 Village Green Circle, Suite 201, Smyrna/Atlanta, Georgia 30080
Telephone: 770.434.3882                 Facsimile: 770.438.6172

/s/  C. Seaburn,                                11/10/03
by:  Cathryn P. Seaburn, President              Date

Witness/Attest

_______________________________________________
Name (print) __________________________________

_______________________________________________
Name (print) __________________________________
Date __________________________________________

Client Name:  Telemetrix Inc.
Address:      1225 Sage
Telephone:    Gering, Nebraska 69341
/s/illegible                                               11-10-03
By:                                                        Date

Witness/Attest

_______________________________________________
Name (print) __________________________________

_______________________________________________
Name (print) __________________________________
Date __________________________________________

                                    GUARANTY
The undersigned hereby unconditionally guarantees the full and timely payment when due of all contract charges and the full performance by Client of all obligations, terms and conditions of this Services Agreement herein. The Centre and Client (all such obligations collectively referred to as "Client's
Liabilities"). If an event of default occurs by Client, the undersigned agrees to pay individually any amounts which may be due from the Client or to take any action required of the Client under this Services Agreement.

Guarantor Name: _________________________________________
Address:        _________________________________________
Telephone:      _________________________________________

___________________________________________ _____________
by:                                         Date